Exhibit 10.8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

ACCELERON PHARMA, INC.

AND

BETH ISRAEL DEACONESS MEDICAL CENTER

This License Agreement (“Agreement”) is made as of the date immediately above the signatures of the Parties below (“Effective Date”) between Beth Israel Deaconess Medical Center, a not-for-profit Massachusetts corporation, with a principal place of operation at 330 Brookline Avenue, Boston, Massachusetts 02215 (“BIDMC”), and Acceleron Pharma, Inc., a for-profit corporation, having a principal place of business at 128 Sidney Street, Cambridge, MA  02139 (“Licensee”), each referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, BIDMC, as a center for patient care, research and education, owns certain Patent Rights (defined below) through assignment and desires to benefit the public by disseminating the results of its research through the grant of a license of those Patent Rights to Licensee for the commercial development, manufacture, distribution and use of Patented Products (defined below); and

WHEREAS, Licensee has the capability to commercially develop, manufacture, distribute and use Patented Products for public use and benefit and desires to receive a license to such Patent Rights; and

WHEREAS, Licensee enjoys certain rights under the terms and provisions of the Material Transfer Agreement between the Parties effective September 27, 2010 (“MTA”);

NOW THEREFORE, for good and valuable consideration, the sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.                                      DEFINITIONS

The following terms have the following meanings:

1.1                               “ALK1 Product” means: (i) an ALK1 (activin receptor-like kinase 1) polypeptide comprising a ligand binding portion of the extracellular domain of a vertebrate ALK1, particularly human ALK1 (e.g. a fusion protein including the ALK1 ligand binding domain fused to an Fc portion of an IgG); (ii) an antibody that binds to the extracellular domain of human ALK1; (iii) an antibody that binds to human BMP9; or (iv) an antibody that binds to human BMP10.  For clarity, proteins that include the amino acid sequence described as SEQ ID NO: 3 or SEQ ID NO:5 in U.S. Patent No. 8,158,584 are included in the term “ALK1 Product”.

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1.2                               “Affiliate” with respect to either Party, means any corporation or other legal entity other than that Party, in whatever country organized, controlled by, controlling, or under common control with that Party.  For the purposes of this definition, the term “control” means (a) for Licensee, (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities; and (b) for BIDMC, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.3                               “Claim” means any pending or issued claim of any Patent Right that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, provided that, on a country-by-country and Product-by-Product basis, a patent application pending for more than five (5) years from the priority date of such patent application shall not be considered to be a Claim for purposes of this Agreement from and after such five (5) year date unless and until a patent with respect to such patent application issues.

1.4                               “First Commercial Sale” means, on a country-by-country basis, the initial Sale to a non-Affiliate third party in a country of a Patented Product following receipt of all regulatory approvals necessary to commence regular commercial scale Sales in such country.

1.5                               “Field” means all fields of use.

1.6                               “mTOR-targeted inhibitor” means a direct inhibitor of the protein called the mammalian target of rapamycin.  Each of the following compounds is a non-limiting example of an mTOR-targeted inhibitor: everolimus and temsirolimus.

1.7                               “Net Sales” means:

(a)                                 the gross amount billed by Licensee, its Affiliates, and Sublicensees for or on account of Sales of Patented Products, and, for clarity, to the extent that a Patented Product is labeled for a Patented Use and one or more additional uses that are not Patented Uses, only the gross amount billed for or on account of Sales of the Patented Product for the Patented Use shall be deemed to be Net Sales, and, for clarity, Sales for the one or more additional uses shall not be included in Net Sales;

less the following amounts (to the extent appropriately documented) actually paid or otherwise recognized as a revenue reduction by Licensee, its Affiliates, and Sublicensees in effecting such Sale:

(i)                                     amounts repaid or credited by reason of rejection or return of applicable Patented Products;

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(ii)                                  reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

(iii)                               amounts for outbound transportation, insurance, handling and shipping, but only to the extent separately invoiced in a manner that clearly specifies the charges applicable to the Patented Products;

(iv)                              taxes, customs duties and other governmental charges levied on or measured by Sales of Patented Products, to the extent separately invoiced, whether paid by or on behalf of Licensee, its Affiliates and Sublicensees so long as Licensee’s, its Affiliates and Sublicensee’s price is reduced thereby, but not franchise or income taxes, or any other tax of any kind whatsoever; and

(b)                                 Specifically excluded from the definition of “Net Sales” are the following:

(i)                                     any amounts billed, invoiced or received attributable to any Sale of any Patented Product between or among Licensee and any Licensee Affiliate and/or Sublicensee, unless the recipient of such transfer is the final purchaser, user or consumer of such Patented Product; and

(ii)                                  any Sublicense Income.

(c)                                  No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.

(d)                                 Net Sales shall occur, and the applicable Patented Product shall be deemed to have been Sold, on the billing date.

(e)                                  If Licensee, a Licensee Affiliate, or a Sublicensee Sells any Patented Product for non-cash consideration, Net Sales shall be calculated based on the cash amount charged to an independent third party for the Patented Product during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Patented Product.

1.8                               “Patent Costs” means all out-of-pocket costs and expenses of any kind, including attorneys’ fees, associated with the preparation, filing, prosecution and maintenance of all Patent Rights.

1.9                               “Patent Challenge” means a challenge to the validity, patentability, enforceability and/or non-infringement of any of the Patent Rights or otherwise opposing any of the Patent Rights.

1.10                        “Patent Rights” means (i) the United States provisional applications listed on Appendix A, and (ii) patent applications that embody additional inventions made by BIDMC pursuant to the MTA which are within the scope of the applications or issued patents at the time included in the Patent Rights and are requested by Licensee at any time to be included as Patent Rights

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereunder, and in each case the patents resulting from any of the foregoing applications; any divisions, continuations, and continuations-in-part (but only to the extent the claims are directed to subject matter specifically described in the foregoing patent applications listed in Appendix A and the named inventors are identical to such applications), including foreign patent applications or patents that are equivalent to the foregoing; and any reissues, reexaminations or extensions of any of the foregoing.

1.11                        “Patented Use” means the use of an ALK1 Product and (i) an RTKI or (ii) an mTOR-targeted inhibitor, for the treatment of patients with renal cell carcinoma.  “Patented Use” shall include without limitation the sequential, overlapping or simultaneous dosing of patients with an ALK1 Product and the RTKI or mTOR-targeted inhibitor.  “Patented Use” shall also include any additional uses of ALK1 Products that are the subject of a valid Claim of the Licensed Patents.

1.12                        “Patented Product” means any product (including any apparatus or kit) that

(a)                                 in whole or through a component part thereof, the manufacture, use, or sale of which, in the absence of a license from BIDMC, would infringe one or more Claims of the Patent Rights; and

(b)                                 is labeled for a Patented Use, as such label is approved by an applicable regulatory authority.

For clarity, the determination of whether a product is considered a Patented Product shall be made on a country-by-country basis in relation to the status of the Patent Rights and any approved label in each country.

1.13                        “Phase 3 Clinical Trial” means a pivotal clinical trial performed to gain evidence with statistical significance of the efficacy of an ALK1 Product in a target patient population, and to obtain expanded evidence of safety that is needed to evaluate the overall benefit-risk relationship of such ALK1 Product, to form the basis for approval of a New Drug Application or equivalent regulatory approval.  In a clinical trial composed of multiple stages (e.g. a phase 2b/3 clinical trial), only that portion of the clinical trial that is named as “phase 3” in the protocol and provides for the enrollment of sufficient numbers of patients to meet the criteria of this definition shall be considered a Phase 3 Clinical Trial.

1.14                        “Reporting Period” means each three month period ending March 31, June 30, September 30 and December 31.

1.15                        “RTKI” means a small-molecule receptor tyrosine kinase inhibitor that binds to and inhibits signaling of VEGFR1, VEGFR2, or VEGFR3.  An RTKI may, but need not, bind to and inhibit receptor tyrosine kinases in addition to a VEGFR, such as PDGFRa, PDGFRb, RET and c-Met.  Likewise, an RTKI may, but need not, inhibit a different class of kinases that are not cell surface receptors, such as the serine kinases B-raf and c-raf kinase.  Each of the following

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

compounds is a non-limiting example of an RTKI: sorafenib, pazopanib, axitinib, tivozanib, sunitinib, vandetanib, motesanib, vatalanib and samaxanib.

1.16                        “Sale” (and “Sell” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Patented Product for consideration (in the form of cash or otherwise), following receipt of regulatory approval to market such Patented Product or for compassionate use (also referred to as a single-patient IND).

1.17                        “Sublicense Income” means any payments that Licensee and its Affiliates receive in consideration of the sublicense of, or the grant of an option to receive a sublicense of, the rights granted under Section 2.1, including payments received from entities granted the right to advertise and offer for sale any Patented Products.  Such payments include, license fees, milestone payments, and license maintenance fees, but specifically exclude royalties on Net Sales.

1.18                        “Sublicensee” means any sublicensee of the rights granted to Licensee pursuant to Section 2.1(a).

1.19                        “Territory” means worldwide.

1.20                        “Term” means the term of this Agreement, on a country-by-country and Product-by-Product basis, which shall commence on the Effective Date and shall remain in effect until the date on which all claims within the Patent Rights in such country claiming such Patented Product have expired or been abandoned, unless this Agreement is terminated earlier as provided herein.

2.                                      LICENSE

2.1                               Grant of License.

(a)                                 Subject to the terms of this Agreement, BIDMC hereby grants to Licensee and its Affiliates in the Field in the Territory for the Term, an exclusive, royalty-bearing license under BIDMC’s rights in the Patent Rights to make, have made, use, have used, Sell, have Sold, import and have imported Patented Products and Patented Uses.

(b)                                 Subject to the terms of this Agreement and specifically with regards to Section 2.2, BIDMC grants Licensee the right to grant sublicenses under the rights granted in Section 2.1(a), provided that in each case Licensee shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Licensee itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to BIDMC.  For clarity, Licensee shall not be required to pay BIDMC any share of Sublicense Income.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                                  The foregoing license grants to Licensee Affiliates are subject to each such Affiliate assuming the same obligations as those of Licensee and becoming subject to the same terms and conditions under this Agreement; and further provided that Licensee shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate.  Licensee shall provide to BIDMC a written list of all Affiliates of Licensee within thirty (30) days of request by BIDMC.  Licensee shall cause each of its Affiliates to comply with the provisions and obligations under this Agreement as if such Affiliates were the Licensee.

2.2                               Sublicenses.  Each sublicense granted hereunder shall be consistent with and comply with all applicable terms of this Agreement and shall incorporate terms and conditions sufficient to enable Licensee to comply with this Agreement.  Licensee shall provide to BIDMC a fully signed copy of all sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within thirty (30) days of executing the same; provided that any such copy may be redacted by Licensee to the extent that any such redaction does not impair BIDMC’s ability to ensure compliance with this Agreement.  Any sublicense which is not in accordance with the forgoing provisions, and is not able to be cured to conform with this Agreement within a commercially reasonable period of time, shall be null and void.

Upon any termination of this Agreement, BIDMC shall automatically be deemed to have entered into a license agreement directly with each Sublicensee on substantially the same terms and conditions under which such sublicenses granted to each Sublicensee by Licensee, provided that (i) such Sublicensee is in material compliance with the Sublicense terms;  (ii) such Sublicensee agrees in writing with BIDMC to be bound by the terms, conditions and limitation relating to the licensed Patented Product and Patented Use; and (iii) the terms of any such agreement shall automatically be amended so as not to include obligations upon BIDMC that exceed the obligations of BIDMC under this Agreement.

2.3                               Retained Rights; Requirements.  Any and all licenses granted hereunder are subject to:

(a)                                 the royalty-free right of BIDMC and BIDMC’s Affiliates and of academic, government and not-for-profit institutions to make, use and/or practice the technology or method described and/or claimed in the Patent Rights for non-commercial, research purposes only; and

(b)                                 for Patent Rights supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i)                                     the royalty-free non-exclusive license granted to the U.S. government; and

(ii)                                  the requirement that any Patented Products used or sold in the United States shall be manufactured substantially in the United States to the extent required by law, provided that, at Licensee’s written request and at Licensee’s expense, BIDMC will promptly seek a waiver from the U.S.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

government with respect to the requirements addressed in this Section 2.3(b)(ii).

2.4                               No Additional Rights.  Nothing in this Agreement shall be construed to grant Licensee an express or implied license under any patent, technology or intellectual property right owned solely or jointly by BIDMC, other than the Patent Rights and Related Information expressly licensed hereunder.

3.                                      DUE DILIGENCE OBLIGATIONS

3.1                               Diligence Requirements.  Licensee shall itself use, or shall cause its Affiliates or Sublicensees, as applicable, to use, commercially reasonable efforts to develop and make available to the public Patented Products throughout the Territory in the Field.  Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a)                                 Pre-Sales Requirements.

(i)                                     Within six (6) months after the Effective Date, Licensee shall furnish BIDMC with a written research and development plan, which research and development plan may thereafter be amended by Licensee in its discretion as necessary, describing the major tasks to be achieved in order to bring to market a Patented Product.

(ii)                                  By the third (3rd) anniversary of the Effective Date, Licensee (or an Affiliate or Sublicensee) shall initiate a clinical trial for an ALK1 Product in a Patented Use.

(iii)                               By the seventh (7th) anniversary of the Effective Date, Licensee (or an Affiliate or Sublicensee) shall initiate a Phase 3 Clinical Trial for an ALK1 Product in a Patented Use.

(iv)                              By the twelfth (12th) anniversary of the Effective Date, Licensee (or an Affiliate or Sublicensee) shall file for regulatory approval to market a Patented Product.

(b)                                 Post-Sales Requirements. Following the First Commercial Sale in any country in the Territory, Licensee shall itself or through its Affiliates and/or Sublicensees make continuing Sales in such country without any elapsed time period of one (1) year or more in which such Sales do not occur.

(c)                                  Satisfaction of Diligence Obligations; Adjustment of Diligence Obligations. Achievement of the objectives set forth in Sections 3.1(a) and 3.1(b) shall be deemed to satisfy Licensee’s obligations to use commercially reasonable efforts under this Section 3.1.  The diligence requirements established in Sections 3.1(a)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and 3.1(b) may be adjusted from time to time by written mutual agreement signed by both parties, for example as the case where a regulatory action or requirement causes time to elapse without continuing sales after the First Commercial Sale. In addition, in the event that circumstances beyond Licensee’s reasonable control prevent Licensee from meeting its obligations set forth in this Section 3.1, Licensee may so notify BIDMC, and the Parties shall negotiate in good faith an adjustment to the requirements set forth in Section 3.1.

3.2                               Diligence Failures.  If BIDMC determines that any of the obligations under Section 3.1 have not been fulfilled, then BIDMC may treat such failure as a default and may terminate this Agreement in accordance with the terms set forth in Section 10.4.

3.3                               Diligence Reports.  Licensee shall provide all reports with respect to its obligations under Section 3.1 as set forth in Article 5.

4.                                      PAYMENTS AND ROYALTIES

4.1                               License Issue Fee.  Licensee shall pay BIDMC a non-refundable, non-creditable license issue fee in the sum of [* * *] within fifteen (15) days of execution of this Agreement.

4.2                               Annual License Maintenance Fee.  Licensee shall pay to BIDMC the following non-refundable and non-creditable amounts as an annual license maintenance fee within thirty (30) days after each of the following anniversaries of the Effective Date:

(a)                                 the first anniversary of the Effective Date: [* * *]; and

(b)                                 the second anniversary and on each subsequent anniversary of the Effective Date thereafter: [* * *].

The annual license maintenance fee shall not be due at the end of any year in which a milestone or royalty payment (including minimum annual royalties) is made.

4.3                               Milestone Payments.  In addition to the payments set forth in Sections 4.1 and 4.2 above, within forty-five (45) days after the date of achievement by Licensee, a Licensee Affiliate or a Sublicensee of the milestones below, Licensee shall pay BIDMC the non-refundable milestone payments indicated.  Payments will only be due in respect of the first achievement of the milestone events below for each Patented Product or, as applicable, for an ALK1 Product for a Patented Use.  Each such milestone payment shall be payable only one time per Patented Product or, as applicable, per ALK1 Product, and shall not be creditable against any royalties due in the same year.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Pre-Market Milestones	Payments

Enrollment of first patient in the first clinical trial initiated after the Effective Date with an ALK1 Product for a Patented Use:	$	[* * *]

Enrollment of first patient in the second clinical Trial initiated after the Effective Date with an ALK1 Product for a Patented Use:	$	[* * *]

Enrollment of first patient in the first Phase 3 Clinical Trial with an ALK1 Product for a Patented Use:	$	[* * *]

Post-Market Milestones	Payments

First commercial sale of a Patented Product:	$	[* * *]

In the event that BIDMC 1569 inventors Rupal Bhatt or James Mier participate in research directly relating to the subject matter of the Patent Rights during the term of the Agreement, Licensor shall so inform Licensee and pre-market milestone payments thereafter due shall be waived from that timepoint forward, and the post-market milestone payment due upon first commercial sale of a Patented Product shall change from $[* * *] to the sum of $[* * *] plus any waived milestone payments.

4.4                               Royalties.

(a)                                 Beginning with the First Commercial Sale in any country in the Territory, Licensee shall pay BIDMC a royalty of [* * *] on Net Sales in such country.

(b)                                 Within thirty (30) days after the first anniversary of the first event of a First Commercial Sale in any country and on each subsequent anniversary of such First Commercial Sale thereafter, Licensee shall pay to BIDMC [* * *] as a non-refundable minimum annual royalty, payable only once per year, regardless of the number of countries in which the Product is sold; such annual minimum royalty shall be credited against royalties subsequently due on Net Sales, if any, made during the same calendar year, but shall not be credited against royalties due on Net Sales, if any, made in any other year.

(c)                                  All payments due to BIDMC under this Section 4 shall be due and payable by Licensee within sixty (60) days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Section 5.3.

4.5                               Form of Payment.  All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars.  Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies.  Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period.  To the extent that Licensee is required to deduct and withhold taxes

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

on any payments to BIDMC, Licensee shall pay the amounts of such taxes to the proper governmental authority in a timely manner and transmit to BIDMC in a timely manner an official tax certificate or other evidence of such withholding sufficient to enable BIDMC to claim such payments of taxes. BIDMC shall provide to Licensee any tax forms that may be reasonably necessary in order for Licensee not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other Party with reasonable assistance to enable the recovery, as permitted by law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the party bearing such withholding tax or VAT.  Checks for all payments due to BIDMC under this Agreement shall be made payable to BIDMC and addressed as set forth in Section 13.2.

4.6                               Overdue Payments.  The payments due under this Agreement shall, if overdue, bear interest at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due until payment thereof, not to exceed the maximum permitted by law.  Any such overdue payments when made shall be accompanied by all interest so accrued.  Payment and acceptance, in whole or in part, of interest and the overdue payment shall not preclude BIDMC from exercising any other rights it may have as a consequence of the lateness of any payment.  Any payment that is subject to a bona fide dispute shall not be subject to this Section 4.6 for the time that the parties are attempting, in good faith, to resolve such dispute.

4.7                               Consequences of a Patent Challenge.  In the event that (a) Licensee, any of its Affiliates, or any Sublicensee brings a Patent Challenge against BIDMC, or (b) Licensee, any of its Affiliates, or any Sublicensee assists another party in bringing a Patent Challenge against BIDMC (except as required under a court order or subpoena), and, in either such case, BIDMC does not choose to exercise its rights to terminate this Agreement pursuant to Section 10.5, then if such a Patent Challenge is successful, Licensee will have no right to recoup any monies paid during the period of challenge.

5.                                      REPORTS AND RECORDS

5.1                               Diligence Reports.  Within thirty (30) days after the end of each calendar year, Licensee shall report in writing to BIDMC on progress made toward the due diligence obligations set forth in Section 3.1 during such preceding 12 month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

5.2                               Milestone Achievement Notification.  Licensee shall report to BIDMC the dates on which it achieves the milestones set forth in Section 4.3 within forty-five (45) days of each such occurrence.

5.3                               Sales Reports.  Licensee shall report to BIDMC the date on which it achieves the First Commercial Sale in each country of the Territory within thirty (30) days of each such occurrence.  Following the First Commercial Sale, Licensee shall deliver reports to BIDMC

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within sixty (60) days after the end of each Reporting Period.  Each report under this Section 5.3 shall have substantially the format outlined in Appendix B, shall be certified as correct by an officer of Licensee and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)                                 the number of Patented Products Sold by Licensee, its Affiliates, and Sublicensees in each country;

(b)                                 the amounts billed, invoiced and received by Licensee, its Affiliates, and Sublicensees for each Patented Product, in each country, and total billings or payments due or made for all Patented Products;

(c)                                  calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions;

(d)                                 total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e)                                  any other payments due to BIDMC under this Agreement.

If no amounts are due to BIDMC for any Reporting Period, the report shall so state.

5.4                               Audit Rights.  Licensee shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to BIDMC in relation to this Agreement, which records shall contain sufficient information to permit BIDMC and its representatives to confirm the accuracy of any payments and reports delivered to BIDMC and compliance in all other respects with this Agreement.  Licensee shall retain and make available, and shall cause each of its Affiliates and Sublicensees to retain and make available, such records for at least five (5) years following the end of the calendar year to which they pertain, to BIDMC and/or its representatives, at BIDMC’s expense and upon at least fifteen (15) days’ advance written notice, for inspection during normal business hours.  If any examination conducted by BIDMC or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of five percent (5%) or more, Licensee shall bear the full cost of such audit and shall remit any amounts due to BIDMC (including interest due in accordance with Section 4.6) within thirty (30) days of receiving notice thereof from BIDMC.

6.                                      PATENT PROSECUTION AND MAINTENANCE

6.1                               Prosecution.  Provided that Licensee seeks and maintains the strongest and broadest reasonable patent claims in the best interests of all owners of the Patent Rights and uses patent attorneys acceptable to BIDMC, such acceptance not to be unreasonably withheld, BIDMC appoints Licensee as its agent to prepare, file, prosecute, and maintain all of the Patent Rights during the Term.  Licensee shall pay Licensee’s patent counsel directly for any invoiced Patent Costs and agrees to indemnify, defend and hold BIDMC harmless from and against any and all

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

liabilities, damages, costs and expenses incurred by or imposed upon BIDMC in connection with any third party claim arising from the failure of Licensee to timely pay such invoices.  Licensee shall instruct patent counsel to provide copies to BIDMC for BIDMC’s administrative files of all invoices detailing Patent Costs which are sent directly to Licensee and inform patent counsel that in no case shall BIDMC be liable for any Patent Costs incurred at the instruction of Licensee.  Licensee shall copy BIDMC on all patent prosecution documents and give BIDMC reasonable opportunities to advise Licensee on such filing, prosecution and maintenance.

In the event Licensee desires to abandon any patent, patent application, or any patent claims within the Patent Rights, Licensee shall provide BIDMC with reasonable prior written notice of such intended abandonment.  If Licensee determines to abandon such patent or patent application without filing a divisional or continuing application directed to similar subject matter, then, at its sole discretion, BIDMC may assume the right to prepare, file, prosecute and maintain the relevant Patent Rights at BIDMC’s expense.  In such event, if such abandonment is in the European Union., United States or Japan, such BIDMC paid-for rights shall be removed from the definition of Patent Rights under this Agreement, the licenses granted to Licensee and its Affiliates as to such rights under this Agreement shall terminate, except that, for the avoidance of doubt, Licensee shall retain the rights as set forth in the MTA, and BIDMC shall have the right to abandon or maintain and license its interest in such Patent Rights in its discretion.  In the event Licensee (i) fails to maintain any of the Patent Rights and has not complied with the last sentence of the first paragraph of this Section 6.1, or (ii) fails to notify BIDMC of its intent to abandon such Patent Rights, in accordance with this Section, Licensee shall indemnify, defend and hold BIDMC harmless from and against costs and liabilities to any third parties that are associated with the recovery of or loss of any such Patent Rights.

In the event that License is obligated to indemnify BIDMC pursuant to this Section 6.1, such indemnification obligation shall be on the term set forth in Section 8.1.

6.2                               Copies of Documents.  With respect to any Patent Right licensed hereunder, Licensee shall instruct the patent counsel prosecuting such Patent Right to (i) copy BIDMC on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) if requested by BIDMC, provide BIDMC with copies of draft submissions to the USPTO prior to filing; and (iii) give consideration to the comments and requests of BIDMC or its patent counsel.

6.3                               Licensee’s Election Not to Proceed.  Licensee may elect to surrender any patent or patent application, on a country-by-country or Patent-by-Patent basis, in Patent Rights in any country upon sixty (60) days advance written notice to BIDMC.  Notwithstanding such election to surrender any such patent or patent application, for the avoidance of doubt, Licensee shall retain all rights under the MTA. Such notice shall relieve Licensee from the obligation to pay for future Patent Costs but shall not relieve Licensee from responsibility to pay Patent Costs incurred prior to the expiration of the sixty (60) day notice period.  Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder and BIDMC shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any

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terms.  For the avoidance of doubt, nothing in this Article 6 shall be interpreted as abrogating any rights Licensee may have with regard to the Patent Rights by virtue of joint ownership therein.

6.4                               Confidentiality of Prosecution and Maintenance Information.  Each Party agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix C.

7.                                      THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1                               Licensee Right to Prosecute.  Licensee shall have the first right, but not the obligation, to initiate legal proceedings to protect the Patent Rights from infringement, with respect to a claim of a Patent Right in the Field in the Territory, and prosecute infringers at Licensee’s expense.  Before commencing such action, Licensee and, as applicable, any Affiliate, shall consult with BIDMC concerning the advisability of bringing suit, the selection of counsel and the jurisdiction for such action (provided Licensee must have BIDMC’s prior written consent, such consent to not be unreasonably withheld, conditioned or delayed, with respect to selection of jurisdiction for any action in which BIDMC may be joined as a party-plaintiff) and shall consider the views of BIDMC regarding the proposed action, especially but without limitation with respect to potential effects on the public interest.

7.2                               BIDMC Right to Prosecute.  In the event that Licensee elects not to take action pursuant to this Section 7.1, Licensee shall so notify BIDMC promptly in writing of its intention in good time to enable BIDMC to meet any deadlines by which an action must be taken to establish or preserve any enforcement rights, and BIDMC shall have the right to take steps to protect the Patent Rights from infringement, with respect to a claim of a Patent Right in the Field in the Territory, and prosecute infringers at BIDMC’s expense.  If BIDMC notifies Licensee that it intends to so prosecute, BIDMC shall use reasonable efforts, within three (3) months of its notice to Licensee, to (i) cause such infringement to terminate; (ii) reach a settlement with infringer; or (iii) initiate legal proceedings against the infringer. Nothing in this Section 7.2 shall be construed to prevent Licensee from initiating legal proceedings, in accordance with their independent judgment of the merits of an infringement action, as provided in Section 7.1.

7.3                               BIDMC Joining as a Party-Plaintiff.  If Licensee elects to commence an action as described in Section 7.1 above, BIDMC shall have, in its sole discretion and at its own expense, the option to voluntarily join such action as a party-plaintiff.

7.4                               Notice of Actions; Settlement.  Licensee shall promptly inform BIDMC of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, that imposes any liability on BIDMC or binds BIDMC to any contractual relationship or admits the invalidity or unenforceability of any Patent Rights, without the prior written consent of BIDMC, which shall not be unreasonably withheld or delayed.

7.5                               Cooperation.  If necessary to enable any enforcement action undertaken by either Party, the Parties agree to be joined as parties to such enforcement action.  Each Party agrees to

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cooperate reasonably in any action under this Article 7 which is controlled by the other Party, provided that the controlling party reimburses the cooperating party for any costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by BIDMC in accordance with Section 7.3.  Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel available to the cooperating party.  The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6                               Recovery.  Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by both Parties, in proportion to their expenditures, and then the remainder, if any, shall be distributed between the Parties as follows [provided however that in any award paid by third parties as a result of a settlement or other dispute resolution that does not result in a finding of infringement and damages calculated in a manner described in part (a)(i) below, all payments shall be deemed to be of the type described in part (a)(i) below and BIDMC shall receive only the amount provided in part (a)(ii) below]:

(a)                                 (i)                                     Licensee shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied; and

(ii)                                  BIDMC shall receive an amount equal to the royalties and other amounts that Licensee would have paid to BIDMC if Licensee had Sold the infringing Patented Products rather than the infringer; and

(b)                                 only in the case of a decision of patent infringement in which damages are calculated in a manner described in Part(a)(i) above, the balance, if any, remaining after Licensee and BIDMC have been compensated under Section 7.6(a), shall be shared pro rata. To determine BIDMC’s pro rata distribution, the balance will be multiplied by the following fractions:

(i)                                     the number of patents within the Patent Rights found to be enforceable and infringed divided by the total number of patents in suit found to be enforceable and infringed; and

(ii)                                  the number of BIDMC inventors divided by all inventors named in the relevant Licensed Patents.

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8.                                      INDEMNIFICATION AND INSURANCE

8.1                               Indemnification.

(a)                                 Licensee shall indemnify, defend and hold harmless BIDMC and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of any theory of liability, including without limitation, any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)                                 BIDMC shall endeavor to promptly notify Licensee in writing for any claim of indemnification hereunder.  Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to the BIDMC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Licensee, if Licensee’s defense of such claim by counsel retained by Licensee would create an actual or potential conflict of interest.  Licensee agrees to keep BIDMC informed of the progress in the defense and disposition of such claim and to consult with BIDMC prior to any proposed settlement.  For purposes of clarity, Licensee shall manage the defense it underwrites for the claim of indemnification hereunder and shall be relieved of its indemnification obligation to the extent a delay by BIDMC in notifying Licensee materially impairs the Licensee’s ability to defend such a claim.

(c)                                  This Section 8.1 shall survive expiration or termination of this Agreement.

8.2                               Insurance.

(a)                                 Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Licensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds.  Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for the indemnification obligations under Section 8.1 of this Agreement.  Licensee may not elect to self-insure without (a) providing to BIDMC certification of adequate insurance and (b) securing BIDMC’s written approval, such approval not to be unreasonably withheld.  The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of liability with respect to the indemnification obligations under Section 8.1 of this Agreement.

(b)                                 Licensee shall provide BIDMC with written evidence of such insurance upon request of BIDMC.  Licensee shall provide BIDMC with written notice at least fifteen

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(15) days prior to the cancellation, non-renewal or material change in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, BIDMC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(c)                                  Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Licensee or by a licensee, affiliate or agent of Licensee and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than ten (10) years.

(d)                                 This Section 8.2 shall survive expiration of termination of this Agreement.

8.3                               Affiliates and Sublicensees.  Licensee shall require all its Affiliates and Sublicensees to comply with the provisions and obligations under this Article 8 as if such entity were the Licensee.

9.                                      DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1                               No Warranties.  BIDMC HEREBY DISCLAIMS AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND ANY OF THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.  SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, BIDMC MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PATENTED PRODUCT OR PROCESS WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF BIDMC OR OF ANY THIRD PARTY.

9.2                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY OR ANY OF THEIR AFFILIATES OR SUBLICENSEES FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER THE APPLICABLE PARTY

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SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.                               TERM AND TERMINATION

10.1                        Expiration of Agreement. This Agreement shall expire on a country-by-country and Patented Product-by-Patented Product basis at the end of the applicable Term, at which time the License in such country with respect to such Patented Product shall be fully paid, irrevocable and perpetual.

10.2                        Termination for Failure to Pay.  If Licensee fails to make any payment due hereunder, BIDMC shall have the right to terminate this Agreement upon fifteen (15) business days written notice, unless Licensee makes such payments plus any interest due, as set forth in Section 4.6, within said fifteen (15) day notice period.  If payments are not made, BIDMC may immediately terminate this Agreement at the end of said fifteen (15) day period.

10.3                        Termination for Insurance and Insolvency.  BIDMC may terminate this Agreement immediately upon written notice with no further notice obligation or opportunity to cure if Licensee fails to maintain or replace the insurance required by Section 8.2 or if Licensee shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it.

10.4                        Termination for Non-Financial Default.  If Licensee, any of its Affiliates, or any Sublicensee shall default in the performance of any of its obligations under this Agreement (excluding as provided for in Sections 10.2 and 10.3), including but not limited to its obligations under Section 3.1(b), and if such default has not been cured within sixty (60) days after notice by BIDMC in writing of such default, then at the end of such cure period, BIDMC may, at its option, in its sole discretion, either (i) terminate any licenses granted hereunder with respect to the country or countries in which such default has occurred, or (ii) terminate the Agreement in its entirety; provided that, if such default is a default of Licensee’s obligations under Section 3.1(b), then BIDMC may only terminate the licenses granted hereunder pursuant to clause (i) with respect to the country or countries in which such default has occurred. Notwithstanding the foregoing, if any default by Licensee cannot reasonably be cured within the sixty (60) day period described in the preceding sentence, and Licensee within such sixty (60) day period provides BIDMC with a plan to cure such default, BIDMC may not terminate all or any portion of this Agreement as a result of such default so long as Licensee continues to use commercially reasonable efforts to cure such default in accordance with such plan. All cure periods arising under this Section 10.4 shall be tolled during the pendency of any bona fide dispute regarding the occurrence of a default by Licensee.

10.5                        Patent Challenge.  During the Term:

(a)                                 If Licensee or any of its Affiliates brings a Patent Challenge against BIDMC, or assists others in bringing a Patent Challenge against BIDMC (except as required under a

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court order or subpoena), then BIDMC may immediately terminate this Agreement and/or the license granted hereunder.

(b)                                 If a Sublicensee brings a Patent Challenge or assists another party in bringing a Patent Challenge (except as required under a court order or subpoena), then BIDMC may send a written demand to Licensee to terminate such sublicense agreement.  If Licensee fails to so terminate such sublicense within thirty (30) days after BIDMC’s demand, or cause Sublicensee to terminate such Patent Challenge, BIDMC may immediately terminate this Agreement and/or any licenses granted hereunder.

10.6                        Termination by Licensee.  Licensee shall have the right to terminate this Agreement by giving ninety (90) days advance written notice to BIDMC.

10.7                        Effects of Termination of Agreement.

(a)                                 General.  Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Article 5 shall be submitted to BIDMC and all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to BIDMC as of the termination date shall become immediately payable.  The termination or expiration of this Agreement or any licenses granted hereunder shall not relieve Licensee, its Affiliates or Sublicensees of obligations arising before such termination or expiration.  The terms of the MTA shall survive any termination of this Agreement, including all licenses granted by BIDMC to Licensee thereunder.  For the avoidance of doubt, no termination of this Agreement shall abrogate any rights Licensee may have with regard to the Patent Rights by virtue of joint ownership therein.

(b)                                 Survival.  The following provisions shall survive the expiration or termination of this Agreement:  Articles 1, 4 (to the extent relevant to final Sales), 5, 8, 9 and 12 and Section 10.7.

11.                               COMPLIANCE WITH LAW

11.1                        Compliance.  Licensee shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Patented Products, including, but not limited to, those of the Food and Drug Administration and the Export Administration, and any applicable laws and regulations of any other country in the Territory.  Licensee agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Patented Products covered by Patent Rights and/or Confidential Information and that it will indemnify, defend, and hold BIDMC harmless (in accordance with Section 8.1) for the consequences of any violation by Licensee, its Affiliates or Sublicensees of any such laws or regulations.

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12.                               ASSIGNMENT

12.1                        Assignment.  This Agreement is personal to Licensee and no rights or obligations may be assigned by Licensee without the prior written consent of BIDMC, except that Licensee may assign its rights and obligations under this Agreement to an Affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or equity or that portion of its business to which this Agreement relates (“Assignment”); provided, however, that (i) this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of the Assignment; and (ii) Licensee shall pay to BIDMC on or before the effective date of the Assignment a fee in the amount of ten thousand U.S. dollars ($10,000).  Licensee shall provide a copy of all assignment documents and related agreements to BIDMC within thirty (30) days of such Assignment.

13.                               MISCELLANEOUS

13.1                        Entire Agreement.  This Agreement and the MTA constitutes the entire understanding between the Parties with respect to the subject matter hereof.

13.2                        Notices.  Any notice, communication or payment required or permitted to be given or made hereunder shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed given or made and effective (i) when delivered personally; or (ii) when delivered by telex or telecopy(if not a payment); or (iii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to parties at their address stated below, or to such other address as such party may designate by written notice in accordance with the provisions of this Agreement.

BIDMC:	Attn: Mark Chalek
Chief, Business Ventures
Beth Israel Deaconess Medical Center
330 Brookline Avenue, FN2
Boston, MA 02215
Fax # 617-667-0537

With a copy to:	General Counsel
Legal Department
CareGroup, Inc.
109 Brookline Avenue, Suite 300
Boston, MA 02215

LICENSEE:	Acceleron Pharma, Inc.
Attn: Dr. John Knopf
Chief Executive Officer
128 Sidney Street
Cambridge, MA 02139

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Fax # 617-649-9988

With a copy to:	Ropes & Gray LLP
Attn: Marc Rubenstein
800 Boylston St., Prudential Tower
Boston, MA 02199
Fax # 617-235-0706

13.3                        Amendment; Waiver.  This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance.  The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same.  No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.  Notwithstanding the foregoing, except for disputes relating to errors of fact of the type that may be discovered in an audit pursuant to Section 5.4, neither Party may dispute a payment made hereunder more than six (6) months after the date such payment is accepted by the payee.

13.4                        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

13.5                        Force Majeure.  Neither Party shall be responsible for delays resulting from fire, explosion, flood, war, sabotage, strike or riot, or similar causes beyond the reasonable control of such Party, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.6                        Use of Name.  Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in connection with the activities contemplated under this Agreement in any advertising, promotional or sales literature, publicity or in any document employed publicly to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used.  Nothing in this Section 13.6 shall prevent either Party from providing appropriate scientific citation in any public document.

13.7                        Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.  Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

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13.8                        BIDMC Policies.  Licensee acknowledges that BIDMC’s employees and medical and professional staff members and the employees and staff members of BIDMC’s Affiliates are subject to the applicable policies of BIDMC and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters.  BIDMC shall provide Licensee, at Licensee’s request, with copies of any such policies applicable to any such employee or staff member.

13.9                        Severability.  If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby.  It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

13.10                 Interpretation.  The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

13.11                 Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

13.12                 Dispute Resolution.

(a)                                 Subject to Section 13.3 and 13.12(b) below, if a dispute arises between the Parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, the Parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.  If the dispute remains unresolved sixty (60) days after the above-mentioned meeting, then each party shall have the right to pursue other remedies legally available to resolve the dispute.

(b)                                 Subject to Section 13.3, in the event that the BIDMC disputes Licensee’s calculation of Net Sales for a Patented Product that is labeled for a Patented Use and one or more additional uses that are not Patented Uses, BIDMC shall promptly notify Licensee in writing and shall provide Licensee with an alternative calculation of Net Sales.  The Parties shall negotiate in good faith to resolve the dispute for a period of sixty (60) days from the date on which Licensee provides its alternative calculation.  If the dispute remains unresolved at the end of the negotiation period, then the Parties agree to resolve the dispute as follows:  each Party will select a qualified expert with experience in the valuation of pharmaceutical products, and the two experts selected in this manner will select a third qualified expert, provided that the third expert shall have no conflicts of

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interest regarding either Party.  After consideration of available information that is reasonably pertinent to the dispute, such information to be kept confidential by the experts and the Parties, the three experts will determine the appropriate calculation of the disputed Net Sales and the Parties will abide by this determination.  The three experts will also determine an appropriate methodology for the calculation of future Net Sales to the extent any subsequent dispute regarding Net Sales involves similar issues as the previously resolved dispute. The Parties will share equally the costs incurred in connection with the valuation experts.

(c)                                  Subject to Section 13.3, in the event that a dispute involves a claim of breach or default under Section 10.2 or Section 10.4, then the applicable cure period under such Section shall be tolled during the pendency of any dispute in accordance with this Section 13.12.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

The Effective Date of this License Agreement is Jun 21, 2012.

ACCELERON PHARMA, INC.		BETH ISRAEL DEACONESS MEDICAL CENTER

BY:	/s/ John Knopf	BY:	/s/ Mark Chalek
	Name:		Name:

TITLE:	CEO	TITLE:	Chief, Technology Ventures

DATE:	11/21/12	DATE:	11/5/12

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Appendix A

DESCRIPTION OF PATENT RIGHTS

Provisional patent applications associated with BIDMC case [* * *]

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Appendix B

COMMERCIAL SALES REPORTS

AGREEMENT INCOME REPORT		Fees, Milestones and Sublicense Income

Agreement # -
Licensee -
Sub-Licensee -

Separate reports must be filed for Payments associated with each Patented Product:

Product Name:

Report Time Period:

From	mm/dd/yyyy

To	mm/dd/yyyy

PLEASE ATTACH DETAIL AS REQUIRED

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AGREEMENT INCOME REPORT			Royalty Income

Agreement # -
Licensee -
Sub-Licensee -

Separate reports must be filed for:

1.			Each Product sold.
2.			Each country of sale, if different deductions or royalty rates apply.

Product Name:

Report Time Period:

From	mm/dd/yyyy

To	mm/dd/yyyy

Country of Sale

Quantity Sold

Net Sales (USD)	$	$	$

Exchange Rate

Deductions and Credits (Itemize)
Please list each deduction and credit separately.

Use same definition as appears in Agreement and include the contract paragraph as a reference.

Royalty Percentage

Royalty Due	$	$	$

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PLEASE ATTACH DETAIL SALES REPORTS AS REQUIRED

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APPENDIX C

CONFIDENTIALITY TERMS AND CONDITIONS

The following provisions under this Appendix C shall only apply to the Patent Prosecution and Maintenance Information requirements under Section 6,

1.                                      Definition of Confidential Information.  “Confidential Information” shall mean any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party (each a “Discloser” as applicable) to the other Party (each a “Recipient” as applicable) in connection with the terms of that certain Exclusive License Agreement effective as of the Effective Date (the “License Agreement”) and identified as confidential at the time of disclosure (the “Purpose”).  BIDMC’s Confidential Information shall also include all information disclosed by BIDMC to Licensee in connection with the Patent Rights.  Capitalized terms used in this Appendix that are not otherwise defined herein have the meanings ascribed in the License Agreement to which this Appendix is attached and made a part thereof.

2.                                      Exclusions.  “Confidential Information” under this Agreement shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by Discloser, as evidenced by tangible records; (iii) becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of Discloser’s Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by Discloser without restriction on further disclosure.  The obligations of confidentiality and non-use set forth in this Agreement shall not apply with respect to any information that Recipient is required to disclose or produce pursuant to applicable law, court order or other valid legal process provided that Recipient promptly notifies Discloser prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Discloser’s efforts to contest or limit the scope of such disclosure.

3.                                      Permitted Purpose.  Recipient shall have the right to, and agrees that it will, use Discloser’s Confidential Information solely for the Purpose as described in the License Agreement, except that Acceleron shall be permitted to share the Confidential Information with investors, potential investors, lenders, potential lendors, licensees, potential licensees, Sublicensees and potential Sublicensees provided that each third party to whom the Confidential Information is disclosed shall have entered into a written obligation of confidentiality and non-use with Acceleron that is at least as stringent as the obligations set forth in this Appendix C.

4.                                      Restrictions.  For the term of the License Agreement and a period of three (3) years thereafter (and indefinitely with respect to any individually identifiable health information disclosed by BIDMC to Licensee, if any), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder.  Recipient may, however, disclose Discloser’s Confidential Information only on a need-to-know basis to its and its Affiliates employees, staff members and agents (“Receiving Individuals”) who are directly participating in the Purpose and who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof.  Each party further agrees not to use the name of the other party or any of its Affiliates or any of their respective trustees, directors, officers, staff members, employees, students or agents in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used, in the case of BIDMC such approval to be given by the Public Affairs Department.  This Section 4 shall survive termination or expiration of this Agreement.

5.                                      Right to Disclose.  Discloser represents that to the best of its knowledge it has the right to disclose to each Recipient all of Discloser’s Confidential Information that will be disclosed hereunder.

6.                                      Ownership.  All Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser.  Upon termination of this Agreement, if requested by Discloser, Recipient shall return or destroy at Discloser’s discretion all of Discloser’s Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient’s legal obligations hereunder.

7.                                      No License.  Nothing in this Agreement shall be construed as granting or conferring, expressly or impliedly, any rights by license or otherwise, under any patent, copyright, or other intellectual property rights owned or controlled by Discloser relating to Confidential Information, except as specifically set forth in the License Agreement.

8.                                      Remedies.  Each party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other party and that each party is entitled to seek injunctive relief and any other remedy available at law or in equity.

9.                                      General.  These Confidentiality Terms and Conditions, along with the License Agreement, contain the entire understanding of the parties with respect to the subject matter hereof, and supersede any prior oral or written understandings between the parties relating to confidential treatment of information.  Sections 1, 2, 4, 7, 10 and 11 of these Confidentiality Terms and Conditions shall survive any expiration or termination of the License Agreement.

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